UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 12, 2004

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24693	91-1689591
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3625 132nd Avenue SE
Bellevue, WA 98006
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(425) 373-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 1.01 Entry Into a Material Definitive Agreement.

     SCOLR Pharma, Inc. (the “Company”) entered into an employment agreement with Daniel O. Wilds which provides for Mr. Wilds to continue serving as President and Chief Executive Officer of the Company indefinitely, subject to termination as provided in the agreement. The agreement provides for the continuation of Mr. Wilds’ current salary of $300,000 per year for the remainder of 2004, an increase to $322,000 per year effective January 1, 2005, and annual reviews and possible increases in subsequent years. Mr. Wilds will receive a bonus of $75,000 for services rendered during 2003 and 2004. In addition, Mr. Wilds will be eligible to receive an annual bonus up to 65% percent of his base salary (as adjusted from time to time) based on the achievement of certain objectives approved by the Board of Directors in its discretion; provided there has been a minimum gain in the Company’s market capitalization of 20% for the year under consideration for payment of a bonus. In addition, Mr. Wilds was granted an option to purchase 300,000 shares of the Company’s common stock which shall vest monthly in 36 equal installments commencing on January 1, 2005.

     The Company may terminate Mr. Wilds’ agreement for “cause” (as defined) without notice or compensation, except for unpaid base salary and other benefits already earned. If the agreement is terminated by the Company “without cause,” or Mr. Wilds resigns for “good reason” (as defined), Mr. Wilds will receive a lump sum payment equal to 87.5% of his then current base salary, a prorated bonus payment equal to 65% of such base salary for the portion of the year prior to termination (provided there has been a minimum gain in the Company’s market capitalization of 20% during the applicable portion of such year), accelerated vesting of any unvested stock options, and continued medical coverage at the Company’s expense for up to one year. The agreement also provides that Mr. Wilds will receive a monthly car allowance of $500, paid vacation of four weeks per year and other customary benefits. The agreement provides for protection of the Company’s confidential information and intellectual property and that Mr. Wilds shall not, during his employment and for a period of one year following termination, compete with the Company, or solicit or hire any of the Company’s employees.

     The foregoing description of Mr. Wilds’ employment agreement is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR, INC.
November 17, 2004	By:	/s/ GAIL T. VITULLI
Gail T. Vitulli
Principal Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated November 12, 2004 between SCOLR Pharma, Inc. and Daniel O. Wilds.

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